Exhibit 10.31

AMENDMENT NO.1 TO LEASE AGREEMENT
THIS AMENDMENT NO. 1 TO LEASE is made and entered into as of November 12, 2009, by and between THE NORTHWESTERN MUTUAL LIFE INSURANCE COMPANY, a Wisconsin corporation (“Lessor”), and MASIMO CORPORATION, a Delaware corporation (“Lessee”), with respect to the following facts:
RECITALS
A.     Lessor and Lessee have heretofore made and entered into that certain Standard Industrial/Commercial Single-Tenant Lease - Modified Net (the “Lease”), dated April 30, 2009, with respect to those certain Premises located at 40 Parker, Irvine, California.
B.     Lessor and Lessee desire to modify the Commencement Date of said Lease by changing it from November 1, 2009, to December 1, 2009.
TERMS AND CONDITIONS
NOW THEREFORE, in consideration of the foregoing recitals, the mutual covenants contained herein, and other good and valuable consideration, receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:
1.     Commencement Date of Lease Term. Lessor and Lessee agree that Paragraph 1.3 of the Lease shall be amended by changing the Commencement Date to December 1, 2009. Accordingly, the fees due under Paragraph 1.7(a) in the amount of $49,153.50 for Base Rent and under Paragraph 1.7(b) in the amount of $14,700.44 for Common Area Operating Expenses, Insurance and Real Property Taxes shall be used for the month of December 2009. The Expiration Date of the Lease shall remain September 30, 2014, and the schedule for monthly base rent adjustments shall remain as set forth in Paragraph 57 of the Lease Addendum.
2.     No Other Changes. Except as expressly set forth herein, the Lease remains in full force and effect without any change or alteration of any nature whatsoever.
IN WITNESS WHEREOF, this Agreement has been entered into by the parties as of the date first above written.

THE NORTHWESTERN MUTUAL LIFE INSURANCE COMPANY, a Wisconsin corporation		MASIMO CORPORATION, a Delaware corporation
By:	Northwestern Investment Management Company, LLC, Delaware limited liability company, its wholly-owned affiliate and authorized representative	By:	MASIMO CORPORATION, a Delaware corporation

By:	/s/ Don Morton	By:	/s Yongsam Lee
Printed Name:	Don Morton	Printed Name:	Yongsam Lee
Its:	Director - Field Asset Management	Its:	CIO
Date:	November 19, 2009	Date:	November 11, 2009